Exhibit 99.1

WOODBRIDGE LIQUIDATION TRUST
Michael I. Goldberg, Liquidation Trustee
14140 Ventura Boulevard, Suite 302
Sherman Oaks, California  91423

April 1, 2020

FOR IMMEDIATE RELEASE:

Contact:
Michael I. Goldberg, Liquidation Trustee
Woodbridge Liquidation Trust
Tel:  1-310-765-1550

Woodbridge Liquidation Trust Announces Cash Distribution

SHERMAN OAKS, California—April 1, 2020—Woodbridge Liquidation Trust (the “Trust”) announced that its Liquidation Trustee, with the approval of the Trust’s Supervisory Board, has declared an aggregate cash distribution of $25,000,000 on the Trust’s Class A Liquidation Trust Interests (the “Class A Interests”).  This amount includes a reserve of approximately $603,000 for the issuance of additional Class A Interests based on estimated bankruptcy claims subject to future allowance pursuant to the First Amended Joint Chapter 11 Plan of Liquidation dated August 22, 2018 of Woodbridge Group of Companies, LLC and its Affiliated Debtors (the “Plan”).

The distribution amounts to $2.12 per Class A Interest, and will be paid on or about April 10, 2020 to holders of record of Class A Interests as of close of business on Tuesday, March 31, 2020.

Regarding the distribution, the Trust’s Liquidation Trustee Michael Goldberg said, “I am pleased to be able to announce this additional interim distribution to our holders.  It was made only after considering the liquidity needs of the Trust and its subsidiaries to navigate through the uncertainties of the market. We continue to anticipate making additional distributions in the future from time to time.”

About Woodbridge Liquidation Trust:

Woodbridge Liquidation Trust is a Delaware statutory trust that, together with its wholly-owned subsidiary Woodbridge Wind-Down Entity LLC, was formed on February 15, 2019 to implement the terms of the First Amended Joint Chapter 11 Plan of Liquidation dated August 22, 2018 of Woodbridge Group of Companies, LLC and Its Affiliated Debtors (the “Plan”).  The purpose of the Trust is to prosecute various causes of action acquired by the Trust pursuant to the Plan, to litigate and resolve claims filed against the debtors under the Plan, to pay allowed administrative and priority claims against the debtors (including professional fees), to receive cash from certain sources and, in accordance with the Plan, to make distributions of cash to holders of interests in the Trust subject to the retention of various reserves and after the payment of Trust expenses and administrative and priority claims.  For more information, visit www.woodbridgeliquidationtrust.com.

Regarding Forward-Looking Statements:

This press release may contain forward-looking statements.  Forward-looking statements include statements (other than historical facts) that address future plans, goals, expectations, activities, events or developments.  The Trust has tried, where possible, to use words such as “anticipate,” “if,” “believe,” “estimate,” “plan,” “expect,” “intend,” “forecast,” “initiative,” “objective,” “goal,” “project,” “outlook,” “priorities,” “target,” “evaluate,” “pursue,” “seek,” “potential,” “continue,” “designed,” “impact,” “may,” “could,” “would,” “should,” “will,” and similar expressions to identify forward-looking statements.  Forward-looking statements are based on current expectations and are subject to substantial risks, uncertainties and other factors, many of which are beyond our control and not all of which can be predicted by the Trust.  Accordingly, the Trust cannot guarantee that any forward-looking statements will be realized, as actual result may differ materially from those identified or implied in any forward-looking statement.  Forward-looking statements included in this press release include, without limitation, statements regarding anticipated liquidity needs and the making of future distributions.  Among the factors that may cause actual results to differ materially include the impact of delays in and increase in costs of construction of the Trust’s development properties and an overall decline in the relevant real estate markets due to the outbreak of the coronavirus and its impact on the Trust’s results of liquidation and other risks identified and described in “Item 1A.  Risk Factors” of the Trust’s Registration Statement, as amended.  All forward-looking statements speak only as of the date they were made.  The Trust does not undertake a duty to publicly update or revise such forward-looking statements or other information contained herein, whether as a result of new information, subsequent events, circumstances, changes in expectations or otherwise.